Exhibit 5.1

[EXCO Letterhead]

June 11, 2013

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Re:	EXCO Resources, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

As Vice President, General Counsel and Secretary of EXCO Resources, Inc., a Texas corporation (the “Company”), I have acted as counsel in connection with the preparation of this Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which the Company is filing with the Securities and Exchange Commission (the “Commission”) with respect to the registration of up to an aggregate of 17,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, authorized for issuance pursuant to the Company’s Amended and Restated 2005 Long-Term Incentive Plan, as amended (the “Plan”).

I have reviewed (i) the Registration Statement on Form S-8 filed on March 17, 2006 (File No. 333-132551) pursuant to which 10,000,000 shares of common stock were previously registered for issuance pursuant to the Plan, (ii) the Registration Statement on Form S-8 filed on September 28, 2007 (File No. 333-146376) pursuant to which 10,000,000 shares of common stock were previously registered for issuance pursuant to the Plan, (iii) the Registration Statement on Form S-8 filed on June 12, 2009 (File No. 333-159930) pursuant to which 3,000,000 shares of common stock were previously registered for issuance pursuant to the Plan, (iv) the Registration Statement on Form S-8 filed on November 10, 2011 (File No. 333-177900) pursuant to which 5,500,000 shares of common stock were previously registered for issuance pursuant to the Plan, (v) the Registration Statement, (vi) a copy of the Third Amended and Restated Articles of Incorporation of the Company, as amended to date, (vii) a copy of the Second Amended and Restated Bylaws of the Company, as amended to date, (viii) the Plan and the related award agreements contemplated thereby and (ix) the minutes and records of the corporate proceedings of the Company with respect to the approval of the Plan and related matters. In addition, I have examined originals or photostatic or certified copies of certain of the records and documents of the Company, copies of public documents, certificates of officers of the Company, and such other agreements, instruments and documents as I have deemed necessary for the purposes of this opinion. As to the various questions of fact material to the opinion expressed below, I have relied solely upon certificates or comparable documents of officers and representatives of the Company without independent check or verification of their accuracy.

In making such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

I am a member of the bar of the State of Texas and the opinion expressed herein is limited to matters controlled by the laws of the State of Texas.

EXCO Resources, Inc.

June 11, 2013

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and, once issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable under the laws of the State of Texas.

The opinion expressed herein is rendered as of the date hereof, and I undertake no, and hereby disclaim any kind of, obligation to advise you of any changes or new developments in law, fact or otherwise that may affect any matter set forth herein.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement under the heading “Item 5. Interests of Named Experts and Counsel” in the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder promulgated by the Commission.

Very Truly Yours,

/s/ William L. Boeing
William L. Boeing Vice President, General Counsel and Secretary